Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Allakos Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	(1)(2)	(3)	$250,000,000	0.0000927	$23,175(4)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$250,000,000		$23,175

	Total Fees Previously Paid							—

	Total Fee Offsets							$23,175(5)

	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee-Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	Allakos Inc.	Form S-3	333-264765	May 6, 2022	—	$23,175(5)	Equity	Common Stock	(1)(2)	$250,000,000
Fee-Offset Sources	Allakos Inc.	Form S-3	333-264765	—	May 6, 2022	—	—	—	—	—	$23,175(5)

(1)

An indeterminate amount of common stock is being registered as may be from time to time be offered at indeterminate prices. The proposed maximum offering price per security will be determined from time to time in connection with issuances of securities registered under this registration statement.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement shall not exceed $250,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(5)

On May 6, 2022, the Company filed a Registration Statement on Form S-3 (File No. 333-264765) (the “Prior Registration Statement”) with the SEC and paid a registration fee of $23,175. The Prior Registration Statement was withdrawn by filing a Form RW on May 19, 2022. No securities were sold under the Prior Registration Statement before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the Prior Registration Statement. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.